INVESTMENT SUB-ADVISORY AGREEMENT

This Agreement is made as of this 22nd of January 2001, by and among Pauze Swanson Capital Management Co., a Texas corporation (the "Adviser"), TCL Capital Management, Inc., a Louisiana corporation (the "Sub-Adviser" or "TCL") and the Senior Funds, a Massachusetts business trust (the "Company").

WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated January 22, 2001 (the "Advisory Agreement") with the Company, pursuant to which the Adviser serves as investment adviser to the following funds; and

               Senior U.S. Government Fund
               Senior Large Cap Equity Fund
               Senior Corporate Bond Fund
               Senior Money Market Fund
               Senior Balanced 50 Fund
               Senior Balanced 60 Fund
               Senior Balanced 70 Fund

WHEREAS, the Adviser and the Company each desire to retain the Sub-Adviser to provide investment management services for the equity securities portion of the portfolios of the Senior Large Cap Equity Fund, Senior Balanced 50 Fund, Senior Balanced 60 Fund, Senior Balanced 70 Fund (singularly "Fund" and collectively "Funds") and the Sub-Adviser is willing to render such investment management services.

NOW, THEREFORE, the parties hereto agree as follows:

1(a).     Subject to  supervision  by the  Adviser  and the  Company's  Board of
          Trustees, the Sub-Adviser shall manage the equity securities investment operations of the Funds and the composition of the Funds' equity securities portfolio, including the purchase, retention and disposition thereof, in accordance with the Funds' Prospectus (such Prospectus and the Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following:

          (1) The Sub-Adviser shall provide supervision of the Funds' equity securities investments and determine from time to time what investments and securities will be purchased, retained or sold by the Funds, and what portion of the costs will be invested or held uninvested in cash.

          (2) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Company's Master Trust Agreement and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Company and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code and all other applicable federal and state laws and regulations, as each is amended from time to time.

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                                                          Sub-Advisory Agreement
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          (3)  The  Sub-Adviser  shall  have  full and  complete  discretion  to establish brokerage accounts with one or more brokers, dealers or other financial intermediaries as Sub-Adviser may select in accordance with its customary practices and procedures, including those which from time to time may furnish to Sub-Adviser or its affiliates statistical and investment research information and other services. Sub-Adviser will place orders with or through such brokers, dealers or other financial intermediaries in accordance with industry standards as to brokerage practices and the policy with respect to brokerage set forth in the Funds' Registration Statement (as defined herein) or as the Board of Trustees or the Adviser may direct from time to time, in conformity with federal securities laws on occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of the Sub-Adviser, it may allocate such transactions in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Fund and to such other clients.

          (4) The Sub-Adviser shall maintain all books and records with respect to the Funds' portfolio transactions required by subparagraphs
               (b)(5),  (6),  (7),  (9), (10) and (11) and paragraph (f) of Rule
               31a-1 under the 1940 Act and shall render to the Company's Board of Trustees such periodic and special reports as the Company's Board of Trustees may reasonably request.

          (5) The Sub-Adviser shall provide the Funds' Custodian on each business day with information relating to all transactions concerning the Funds' assets and shall provide the Adviser with such information upon request of the Adviser.

          (6) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Company.

1(b). Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's partners, officers or employees.

1(c). The Sub-Adviser shall keep the Funds' books and records required to be maintained by the Sub-Adviser pursuant to paragraph 1(a) of this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all records that it maintains on behalf of each Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) of this Agreement.

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                                                          Sub-Advisory Agreement
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2.   The Adviser shall  continue to have  responsibility  for all services to be provided to the Funds pursuant to the Advisory  Agreement and shall oversee
     and  review  the  Sub-Adviser's   performance  of  its  duties  under  this
     Agreement.

3. The Adviser has delivered to the Sub-Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

     (a) The Company's Master Trust Agreement (as in effect on the date of this Agreement and as amended from time to time, herein called "Charter");

     (b) By-Laws of the Company (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws");

     (c) Certified resolutions of the Company's Board of Trustees authorizing the appointment of the Adviser and the Sub-Adviser with respect to the Fund, and approving the form of this Agreement;

     (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") relating to the Fund and shares of the Fund's beneficial shares, and all amendments thereto; and

     (e) Notification of Registration of the Company under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto.

4. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore a sub-advisory fee payable on a monthly basis, based on the average month-end net assets of each Fund. The fee rate will be based on a percentage basis of the actual fee received by the Adviser as set forth in the attached fee schedule.

     If Sub-Adviser shall serve for less than the whole of any monthly period, its compensation determined as provided herein will be calculated and payable on a pro rata basis for the period of the calendar month for which it has served as Sub-Adviser.

5. The Sub-Adviser shall not be liable for any error of judgment or for any loss suffered by a Fund or the Adviser in connection with performance of its obligations under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), or a loss resulting form willful misfeasance, bad faith or negligence on the Sub-Adviser's part in the performance of it duties or from reckless disregard of its

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                                                          Sub-Advisory Agreement
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     obligations  and duties under this  Agreement,  except as may  otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby.

6. This Agreement shall continue in effect with respect to a Fund for a period of more than two years from January 22, 2001, only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated (a) by a Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Company or by the vote of a majority of the outstanding voting securities of such Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days nor less than 30 days written notice to the other parties, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days written notice to the other parties. This Agreement shall terminate automatically and immediately in the event of its assignment. As used in this Section 6, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the Commission under the 1940 Act.

7. Nothing in this Agreement shall limit or restrict the right of any of the Sub-Adviser's partners, officers, or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

8. During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all Prospectus, proxy statements, reports to stockholders, sales literature or other materials prepared for distribution to stockholders of the Fund, the Company or the public that refer to the Sub-Adviser. Such materials may be deemed to have been approved by Sub-Adviser unless Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by first class or overnight mail, facsimile transmission equipment or hand delivery.

9. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the vote of the majority of the outstanding voting securities of the Fund.

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                                                          Sub-Advisory Agreement
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10.  This  Agreement  shall  be  governed  by the laws of the  state  of  Texas;
     provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

11. This Agreement embodies the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

12. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

13. Any notice, advice, or report to be given pursuant to this Agreement shall be delivered or mailed:

     To the Adviser at:

          Pauze Swanson Capital Management Co.
          14340 Torrey Chase Boulevard, Suite 170
          Houston, Texas 77014
          Attention: Philip C. Pauze

     To Sub-Adviser at:

          TCL Capital Management, Inc.
          1609 Stubbs Avenue
          Monroe, Louisiana 71201
          Attention: Legal Department

     To the Company or the Fund at:

          Senior Funds
          14340 Torrey Chase Boulevard, Suite 170
          Houston, Texas 77014
          Attention: Philip C. Pauze

14. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

15. A copy of the Charter of the Company is on file with the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Company as Trustees, and that the obligations of this

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                                                          Sub-Advisory Agreement
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     instrument  are  not  binding  upon  any  of  the  Trustees,  officers,  or shareholders of the Company individually but binding only upon the assets and property of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

Pauze Swanson Capital Management Co.


By:  ______________________________________
       Philip C. Pauze, President

TCL Capital Management, Inc.


By:  ______________________________________
       Name, and Title

Senior Funds


By:  ______________________________________
       Philip C. Pauze, President

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                                                          Sub-Advisory Agreement
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                                  FEE SCHEDULE

                        INVESTMENT SUB-ADVISORY AGREEMENT
                             DATED JANUARY 22, 2001

                                   PERCENTAGE OF ADVISORY FEE ACTUALLY
         FUND                              RECEIVED BY ADVISOR
         ----                              -------------------

Senior Large Cap Equity Fund                      87.5%

Senior Balanced 50 Fund                             50%

Senior Balanced 60 Fund                             40%

Senior Balanced 70 Fund                             30%